Exhibit 4.1(d)

AMENDMENT NO. 1

Amendment No. 1 (this “Amendment”), dated as of January 22, 2007, to that certain Credit Agreement, dated as of August 9, 2006, as amended (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among Nielsen Finance LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), THE NIELSEN COMPANY (US), INC. (f/k/a VNU, INC.), a New York corporation (together with its successors and assigns, “VNU, Inc.” and, together with Nielsen, the “U.S. Borrowers”), VNU Holding and Finance B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, ABN AMRO Bank N.V., as a Swing Line Lender, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., ABN AMRO BANK N.V. and ING BANK N.V., as Co-Documentation Agents.

W I T N E S S E T H :

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrowers and the Lenders party hereto agree to the amendment of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE—Amendments. Subject to the satisfaction of the conditions set forth in Section Two hereof:

(i) Clauses (a) and (b) of the definition of Applicable Rate in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read:

(a) with respect to Euro Term Loans (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Tender Funding Date pursuant to Section 6.01, (A) 2.25% and (ii) thereafter, the following percentages per annum based upon the Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Secured Leverage Ratio	Rate
1	<4.25:1	2.00%
2	≥4.25:1	2.25%

(b) with respect to Dollar Term Loans (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Tender Funding Date pursuant to Section 6.01, (A) 2.25% for Eurocurrency Rate Loans and (B) 1.25% for Base Rate Loans, and (ii) thereafter, the following percentages per annum based upon the Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Secured Leverage Ratio	Eurocurrency Rate	Base Rate
1	<4.25:1	2.00%	1.00%
2	≥4.25:1	2.25%	1.25%

(ii) Clause (D) of the definition of Consolidated EBITDA in Section 1.01 of the Credit Agreement is hereby amended to add the phrase “, Secured Leverage Ratio” after “Total Leverage Ratio” in the first sentence thereof.

(iii) The definition of Compliance Certificate in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read:

“Compliance Certificate” means a certificate substantially in the form of Exhibit D; it being understood that such certificate shall include a calculation of each of the Total Leverage Ratio and the Secured Leverage Ratio in detail consistent with the calculations set forth in Exhibit D for so long as such respective term is used within the definition of “Applicable Rate”.

(iv) The definition of Hedge Bank in Section 1.01 of the Credit Agreement is hereby amended to change the reference to “10.04” therein to “9.07”.

(v) Section 6.02(e) is amended to add the following phrase after “Section 6.02(a)”: “(but, in the case of clause (i), only together with the delivery of a Compliance Certificate in connection with financial statements delivered pursuant to Section 6.01(a))”

(vi) Section 7.03(s) is hereby amended and restated in its entirety to read:

Indebtedness of non-Guarantor Subsidiaries incurred in the ordinary course of business on ordinary business terms in an aggregate principal amount outstanding not to exceed $75,000,000 at any time;

SECTION TWO—Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received (x) counterparts of this Amendment executed by the Borrowers and (y) consents to this Amendment from the Borrowers, the Required Lenders and each Term Lender (including, if applicable, through Section 3.07(a)(iii) of the Credit Agreement). The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE—Representations and Warranties; Covenants. In order to induce the Lenders to consent to this Amendment, the Borrowers represent and warrant to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date.

SECTION FOUR—Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE—Costs, Expenses and Taxes. The Borrowers agree to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION SIX—Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN—Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

NIELSEN FINANCE LLC

By:	/s/ Authorized Signatory
Name: Title:

THE NIELSEN COMPANY (US), INC.

By:	/s/ Authorized Signatory
Name: Title:

VNU HOLDING AND FINANCE B.V.

By:	/s/ Authorized Signatory
Name: Title:

By:	/s/ Authorized Signatory
Name: Title:

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